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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                  July 17, 1996
                Date of Report (Date of earliest event reported)


                                PENULTIMATE, INC.
             (Exact name of registrant as specified in its charter)


           Delaware             0-23152                 33-0253408
     (State or other          (Commission             (IRS Employer
     jurisdiction of           File Number)           Identification No.)
     incorporation)


                  500 Oakmead Parkway
                  Sunnyvale, California                        94086
         (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (408) 524-4200

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On July 17, 1996, the Board of Directors voted to (i) engage Arthur Andersen LLP as the independent accountants for PenUltimate Inc. ("the Company") and (ii) dismiss Corbin & Wertz as such independent accountants.

During the two fiscal years ended June 30, 1995 and the subsequent interim period through July 17, 1996, (i) there were no disagreements with Corbin & Wertz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Corbin & Wertz has not advised the registrant of any reportable events as defined in paragraph
(A) through (D) of Regulation S-K Item 304 (a)(1)(v).

The accountants' report of Corbin & Wertz on the consolidated financial statements of PenUltimate, Inc. for the years ended June 30, 1995 and June 30, 1994, as reported on Form 10-KSB, included an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern. The Company has since completed a reverse acquisition with PenWare Inc., as reported on the Company's report on Form 8-K dated June 10, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

            A.   Exhibits:

                 Exhibit 16. Letter re change in certifying accountants. The former accountant's letter was unavailable at the time of this filing. The letter will be filed by amendment in accordance with Regulation S-K Item 304.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PENULTIMATE, INC.


Date:  July 23, 1996                         By:/S/ David M. Licurse, Sr.
                                             _______________________________
                                             David M. Licurse, Sr.
                                             Chief Financial Officer and
                                             Vice President of Operations